Exhibit 3.10


                  FOURTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         THE CHARLES SCHWAB CORPORATION

                 (Originally incorporated on November 25, 1986,
                   under the name CL Acquisition Corporation)

                  FIRST. The name of this corporation (hereinafter called the "Corporation") is THE CHARLES SCHWAB CORPORATION.

                  SECOND. The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and its registered agent at that address is THE CORPORATION TRUST COMPANY.

                  THIRD. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH.

                  (A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is Two Billion, Nine Million, Nine Hundred Forty Thousand (2,009,940,000) shares, of which the authorized number of shares of preferred stock is Nine Million, Nine Hundred Forty Thousand (9,940,000) and the authorized number of shares of common stock is Two Billion (2,000,000,000). The stock, whether preferred stock or common stock, shall have a par value of one cent ($0.01) per share.

                  (B) Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of preferred stock (but not below the number of shares thereof then outstanding).

                  FIFTH. The Bylaws of the Corporation may be made, altered, amended, or repealed, and new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of those directors present at any meeting of the directors; subject, however, to the right of the stockholders to alter, amend or repeal any Bylaws made or amended by the directors. Notwithstanding the foregoing, after the 1996 Annual Meeting of Stockholders, Sections 2.06, 2.10, 3.02, 3.05, 3.06 and 8.04 of the Corporation's Bylaws may not be amended, altered or repealed, nor may any provision inconsistent with such Sections be adopted, except by the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  SIXTH.

                  (A) Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect, additional directors under specified circumstances, the number of the directors of the Board of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Commencing with the 1996 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, the second class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and the third class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each director to hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director to hold office until his or her director shall have been duly elected and qualified.

                  (B) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

                  (C) Vacancies. Subject to applicable law and except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

                  (D) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

                  SEVENTH.  Elections of directors shall be by written ballot.

                  EIGHTH. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  NINTH. No stockholder shall be entitled to cumulate votes (i.e., cast for any nominee for election to the Board of Directors of the Corporation a number of votes greater than the number of the stockholder's shares).

                  TENTH.

                  (A) In addition to any affirmative vote required by law, by this Restated Certificate of Incorporation, by a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, or by the Bylaws, and except as otherwise expressly permitted in paragraph (B) of this Article TENTH, a Business Combination (as hereafter defined) with, for, or on behalf of, any Interested Stockholder (as hereafter defined) or any Affiliate or Associate (as hereafter defined) of such Interested Stockholder shall require the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all the then outstanding Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage of a separate class vote may otherwise be specified, by law or by any agreement between this Corporation and any national securities exchange or otherwise.

                  (B) The  provisions  of paragraph  (A) of this  Article  TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, as is required by law, or by any other provisions of this Restated Certificate of Incorporation, or by a certificate filed under Section 151(g) of the General Corporation Laws of the State of Delaware, or by the Bylaws, or by any agreement between this Corporation and any national securities exchange if (i) such Business Combination shall have been specifically approved by a majority of the Disinterested Directors (as hereafter defined) at the time or (ii) all the conditions specified in each of the following subparagraphs (1), (2), (3), (4),
(5) and (6) are satisfied.

                           (1) The aggregate  amount of cash and the Fair Market
Value (as hereafter defined)as of the Consummation Date (as hereafter defined) of any consideration other than cash to be received per share by holders of Voting Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (a) and (b) below:

                                    (a)  (if  applicable)  the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Interested Stockholder for any share of Voting Stock in connection with the acquisition by the Interested Stockholder of Beneficial Ownership (as hereafter defined) of shares of Voting Stock (i) within the five-year period immediately prior to the Announcement Date (as hereafter defined) or (ii) in the transaction or series of transactions in which it became an Interested Stockholder, whichever is higher, in either case adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock; or

                                    (b)  the  Fair  Market  Value  per share  of
Voting Stock on the Announcement Date or the Determination Date (as hereafter defined), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock.

                           (2) The  consideration to be received by holders of a
particular class of series of outstanding Voting Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of Beneficial Ownership of shares of such class or series of Voting Stock. If the consideration so paid for share of any class or series of Voting Stock varied as to form, the form of consideration for such class or series of Voting Stock shall either be cash or the form used to acquire Beneficial Ownership of the largest number of shares of such class or series of Voting Stock acquired by the Interested Stockholder during the five-year period prior to the Announcement Date. If non-cash consideration is to be paid, the Fair Market Value of such non-cash consideration shall be determined on and as of the Consummation Date.

                           (3)  After  the  Determination  Date and prior to the
Consummation Date there shall have been (a) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Voting Stock; (b) no reduction in the annual rate of dividends paid on the Voting Stock (except as necessary to reflect any split or subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors; (c) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (d) no transaction by which such Interested Stockholder has become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction that results in the Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage Beneficial Ownership of any class or series of Voting Stock.

                           (4)  After  the  Determination  Date,  such  Interest
Stockholder shall not have received the benefit, directly or indirectly (except as a stockholder of this Corporation, in proportion to its stockholding), of any loans, advances, guarantees or similar financial assistance or any tax credits or tax advantages provided by this Corporation (collectively, "Financial Assistance"), whether in anticipation of or in connection with such Business Combination or otherwise.

                           (5) A proxy or information  statement  describing the
proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations, or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent location, any statement as to the advisability or inadvisability of the Business Combination that the Disinterested Directors, or any of them, may desire to make, and, if deemed advisable by a majority of the Disinterested Directors, the proxy or information statement shall contain the opinion of an independent investment banking firm selected by a majority of the Disinterested Directors as to the fairness or lack of fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Voting Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

                           (6) Such Interested  Stockholder  shall not have made
any major change in this Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

                  (C) The following definitions shall apply with respect to this Article TENTH:

                           (1)   The terms  "Affiliate"  and  "Associate"  shall
have the respective meanings ascribed to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and as in effect on the date that this provision of the Restated Certificate of Incorporation of this Corporation is approved by the stockholders (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                           (2) The term "Announcement  Date" with respect to any
Business Combination means the date of the first public announcement of the proposal of such Business Combination.

                           (3) A person  shall be a  "Beneficial  Owner"  of, or
have "Beneficial Ownership" of, or "Beneficially Own," any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable) would have or share, either (a) voting power (including the power to vote or to direct the voting) of such security or (b) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include any shares Beneficially Owned by such person even thought not actually outstanding, but shall not include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

                           (4) The term "Business Combination" shall mean:

                                    (a) any  merger  or  consolidation  of  this
Corporation or any Subsidiary (as hereafter defined) with (i) any Interested Stockholder (as hereafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                                    (b) any  sale, lease,  exchange,   mortgage,
pledge, transfer or other disposition on or security agreement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of related transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, involving any assets, securities, or commitments of this Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) have an aggregate Fair Market Value as hereafter defined) and/or involve aggregate commitments of $5,000,000 or more; or

                                    (c)  the   issuance  or  transfer  by   this
Corporation or any Subsidiary (in one transaction or a series of related transactions) to an Interested Stockholder or Associate or Affiliate of an Interested Stockholder of any securities of this Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the Announcement Date of $5,000,000 or more, other than the issuance of securities upon the conversion or exchange of securities of this Corporation or in exchange for securities of any
Subsidiary   which  were  acquired  by  an  Interested   Stockholder  from  this
Corporation or a Subsidiary in a Business Combination which was approved by a vote of the shareholders pursuant to this Article TENTH; or

                                    (d) the  adoption of  any  plan  or proposal
for the liquidation or dissolution of this Corporation; or

                                    (e) any  reclassification  of any securities
of this Corporation (including any reverse stock split), any recapitalization of the Voting Stock of this Corporation, any merger or consolidation of this Corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or otherwise involving any Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock or series thereof of the
Corporation or of any Subsidiary Beneficially Owned by any Interested Stockholder or Associate or Affiliate of any Interested Stockholder or as a result of which the stockholders of the Corporation would cease to be stockholders of a corporation having, as part of its certificate of incorporation, provisions to the same effect as this Article TENTH and the provisions of Article ELEVENTH of this Restated Certificate of Incorporation relating to the provisions of this Article TENTH; or

                                    (f)     any  agreement,  contract,  or other
arrangement providing for one or more of the actions specified in the foregoing paragraphs (a) through (e), or any series of transactions which, if taken together, would constitute one or more of the actions specified in the foregoing paragraphs (a) through (e).

                           (5) The term  "Consummation  Date"  means the date of
the consummation of a Business
Combination.

                           (6) The term  "Determination  Date" in  respect to an
Interested Stockholder means the date on which such Interested Stockholder first became an Interested Stockholder.

                           (7) The term "Disinterested Director" with respect to
a Business Combination means any member of the Board of Directors of this Corporation who (a) is not an Interested Stockholder involved in such Business Combination; (b) is not an Affiliate or Associate of such Interested Stockholder; (c) is not a party to any agreement or arrangement with such Interested Stockholder to act in concert with such Interested Stockholder to direct the management or policies of this Corporation; and (d) either (i) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, or (ii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors at the time of his nomination; provided, however, that any member of the Board of Directors may be a Disinterested Director with respect to a Business Combination involving an Interested Stockholder who was an Interested Stockholder on the date that the second Restated Certificate of Incorporation of this Corporation filed by the Secretary of State of the State of Delaware was so filed, notwithstanding the failure of such member to satisfy the conditions set forth in clause (d) above. Any reference to "Distinterested Directors" shall refer to a single Disinterested Director if there be but one. Any matter referred to as requiring approval of, or having been approved by, a majority of the Disinterested Directors shall mean the matter requires the approval of, or has been approved by, the Board of Directors of this Corporation without giving effect to the vote of any Director who is not a Disinterested Director and with the affirmative vote of a majority of the Disinterested Directors."

                           (8) The term "Fair Market Value" as of any particular
date means: (a) in the case of cash, the amount of such cash; (b) in the case of stock (including Voting Stock), the highest closing price per share of such stock during the thirty-day period immediately preceding the date in question on the largest United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed or, if such stock is not listed on any such exchange, the highest last sales price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") during the thirty-day period immediately preceding the date in question if the stock is a National Market System security or, if such stock is not a National Market System security, the highest reported closing bid quotation for a share of such stock during the thirty-day period preceding the date in question on NASDAQ or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (c) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market, or in the case of property other than cash or stock, or in the case of Financial Assistance, the fair market value of such stock, property or Financial Assistance, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

                           (9) The term "Interested  Stockholder" shall mean any
person, other than this Corporation, any Subsidiary or any employee benefit plan of this Corporation or any Subsidiary, who or which:

                                    (a)   is,  or  has   announced  or  publicly
disclosed a plan or intention to become, the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 15% or more of the total votes which all of the then-outstanding shares of Voting Stock are entitled to cast in the election of directors; or

                                    (b)     is an Affiliate or  Associate of any
person described in Subparagraph 9(a) at any time during the five-year period immediately preceding the date in question; or

                                    (c)     acts  with any  other  person  as  a
partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of this Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 15% or more of the total votes which all of the then-outstanding share of Voting Stock are entitled to cast in the election of directors.

                  Any reference to a particular Interested Stockholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate group with such particular Interested Stockholder within the meaning of the foregoing clause (c) of this subparagraph (9).

                           (10) A  "person"  shall  mean any  individual,  firm,
company, corporation, (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

                           (11)  The  term   "Subsidiary"  in  respect  of  this
Corporation means any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by this Corporation.

                           (12) The term "Voting Stock" shall mean all shares of
capital stock that entitle the holder to vote for the election of directors, including, without limitation, this Corporation's common stock.

                  (D) A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonably inquiry, all facts necessary to determine compliance with this Article TENTH, including, without limitation (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock Beneficially Owned by any person, (3) whether a person is an Affiliate or Associate of another person, (4) whether the requirements of paragraph (B) of this Article TENTH have been met with respect to any Business Combination, (5) whether the proposed transaction is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (6) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article TENTH.

                  (E) Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  (F) The fact that any Business Combination complies with paragraph (B) of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                  (G) For purposes of this Article TENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article TENTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of this Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Disinterested Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Disinterested Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonably inquiry.

                  ELEVENTH. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation with respect to such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

                  TWELFTH.

                  (A) This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other person whomsoever by or pursuant to the Restated Certificate of Incorporation in its present form or as hereafter are granted, subject to the rights reserved in this Article TWELFTH.

                  (B) In addition to any requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of 80% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article TWELFTH or Articles FIFTH, SIXTH, NINTH, TENTH and ELEVENTH hereof.

                  This Fourth Restated Certificate of Incorporation of The Charles Schwab Corporation was duly adopted in accordance with Section 245 of the Delaware General Corporation Law. This Restated Certificate restates and integrates and does not further amend the provisions of the Certificate of Incorporation of The Charles Schwab Corporation as heretofore amended. No discrepancy exists between the provisions of the Certificate of Incorporation as amended and the provisions of this Restated Certificate.


                  Executed this 29th day of July, 1999.


                                                   /s/ Willie C. Bogan
                                           -------------------------------------
                                                       Willie C. Bogan
                                               Assistant Corporate Secretary

Acknowledged:


/s/ Jane E. Fry
-----------------
Jane E. Fry
Assistant Corporate Secretary